Exhibit 23.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP Unit 1100-Royal Centre 1055 West Georgia Street P.O.Box 11101 Vancouver BC, V6E 3P3 Canada

Consent of Independent Registered Public Accounting Firm

Clever Leaves Holdings Inc.

Boca Raton, Florida

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement Post-Effective Amendment No. 3 on Form S-1 (No.333-252241) of Clever Leaves Holdings Inc. (the “Company”) of our report dated March 24, 2022 relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

Vancouver, Canada

March 28, 2022

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.